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                                                                 Exhibit (a)(iv)

                             ARTICLES SUPPLEMENTARY
                                       OF
                      PRUDENTIAL EUROPE GROWTH FUND, INC.


     Prudential Europe Growth Fund, Inc., a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with Article IV of the Charter of the Corporation and the Maryland General Corporation Law, the Board of Directors has reclassified the unissued shares of its Class C Common Stock (par value $.001 per share) by changing certain terms and conditions as follows:

     All newly-issued Class C Shares of Common Stock shall be subject to a front-end sales charge, a contingent deferred sales charge, and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended, and as disclosed in the current prospectus for such shares.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 21, 1998.


WITNESS:                               PRUDENTIAL EUROPE GROWTH
                                       FUND, INC.


/s/ Robert C. Rosselot                 By: /s/ Richard A. Redeker
----------------------                     ----------------------
Robert C. Rosselot                         Richard A. Redeker
Assistant Secretary                        President


          THE UNDERSIGNED, President of Prudential Europe Growth Fund, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ Richard A. Redeker
                                       ----------------------
                                       Richard A. Redeker
                                       President